Exhibit 10.5

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (“ Assignment Agreement”) is made as of the 20th day of April, 2007, by and among the Shingle Springs Band of Miwok Indians (the “ Tribe”), the Shingle Springs Tribal Gaming Authority, an unincorporated instrumentality of the Tribe (the “ Authority”), and Lakes KAR-Shingle Springs, LLC, a Delaware limited liability company (“LKAR”).

W I T N E S S E T H:

WHEREAS, the Tribe and LKAR entered into a First Amended and Restated Memorandum of Agreement Regarding Gaming Development and Management Agreement dated October 13, 2003 (as amended by an Amendment dated June 16, 2004 and a Second Amendment dated January 23, 2007, the “2003 Memorandum Agreement”);

WHEREAS, the Tribe has provided for the orderly management of the Tribe’s gaming operations by establishing the Authority as an unincorporated instrumentality of the Tribe’s tribal government to conduct the Tribe’s gaming operations, to own the assets of such gaming operations and to have segregated assets and liabilities from the rest of the Tribe’s tribal government, assets and liabilities, and the Authority has now been activated (the “Authority Activation”);

WHEREAS, in connection with such Authority Activation and as part of the transfer by the Tribe to the Authority of assets and liabilities as contemplated by such Authority Activation, the Tribe wishes to assign its rights under the 2003 Memorandum Agreement and related documents to the Authority, and the Authority wishes to accept such assignment and to assume the Tribe’s obligations thereunder;

WHEREAS, it is the intent of the parties that the Authority Activation not affect or impair the rights and remedies of LKAR thereunder, other than as provided herein;

WHEREAS, in connection with the Authority Activation and as part of the transfer by the Tribe to the Authority of rights and obligations under this Assignment Agreement, the Tribe has requested that LKAR consent to the assignment and assumption set forth in this Assignment Agreement;

WHEREAS, LKAR wishes to acknowledge the Authority Activation and to consent to the assignment and assumption set for in this Assignment Agreement; and

WHEREAS, contemporaneously herewith, and giving effect to this Assignment Agreement, the Authority and LKAR are amending the 2003 Memorandum Agreement pursuant to a Third Amendment as of even date herewith;

Assignment & Assumption Agreement
October 13, 2003 Amended Memorandum Agreement
04/20/07 execution version

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Recitals True.  The above recitals are true.

2.     Defined Terms.  For purposes of this Assignment Agreement, the following terms shall have the following meanings:

“Agreements” means, collectively, the 2003 Memorandum Agreement and all other Transaction Documents (as defined in the 2003 Memorandum Agreement), as such may be further amended, restated, substituted or modified, but specifically excluding the Tribal Agreement.

“Tribal Agreement” means the Tribal Agreement to be dated as of April 20, 2007, between the Tribe and LKAR, as the same may be amended, restated, substituted or modified.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction, including without limitation as the same may in part be adopted by the Tribe as its secured transactions law.

3.     Assignment of the Tribe’s Rights and Obligations Under the Agreements.  The Tribe grants, bargains, sells, conveys, assigns and transfers to the Authority, without recourse, all of the Tribe’s obligations and liabilities under, and all right, title and interest, legal and equitable, in, to and under, the Agreements (collectively, the “Tribe Obligations”).

4.     Assumption of Obligations.  The Authority hereby accepts the assignment of all Tribe Obligations and hereby assumes and agrees to perform and discharge all of the obligations and liabilities of the Tribe arising under or relating to the Tribe Obligations in accordance with the terms thereof, as if the Authority had originally been a party thereto. The liabilities so assumed by the Authority include any obligations or liabilities of the Tribe which have accrued under the Tribe Obligations as of the date hereof, as well as those subsequently accruing. All references to the Tribe in or with respect to the Tribe Obligations shall be deemed to refer to the Authority.

5.     Liens and Security Interests.  The Tribe and the Authority hereby acknowledge and agree that all security interests, collateral assignments and other liens or encumbrances (“Liens”) granted by the Tribe in favor of LKAR (i) remain in full force and effect on the date hereof; (ii) continue to secure all of the obligations referenced in the Agreements by which such Liens were granted or are governed, whether such remain obligations of the Tribe or have been assumed by the Authority; and (iii) are binding upon the Authority as the transferee, in connection with the Authority Activation or otherwise, of the assets subject thereto. The Authority further acknowledges and agrees that, in accordance with the provisions of this Assignment Agreement, the Authority has become bound by the Agreements by which the Tribe granted such Liens; that such Agreements accordingly are effective with respect to assets hereafter acquired by the Authority as a “new debtor” (as such term is defined in the Uniform Commercial Code); and that thereby the Authority has granted LKAR a Lien on such assets.

Assignment & Assumption Agreement
October 13, 2003 Amended Memorandum Agreement
04/20/07 execution version

6.     Consent of LKAR.  Provided that the Tribe and LKAR shall have executed and delivered the Tribal Agreement, LKAR consents to the assignments and assumptions made under this Assignment Agreement, recognizes the Authority as a substituted party under and with respect to the Tribe Obligations, and agrees that the Authority shall be a party to such Tribe Obligations to the same extent as if the Authority had originally been a party thereto.

7.     Release of the Tribe.  Provided that the Tribe and LKAR shall have executed and delivered the Tribal Agreement, LKAR releases and forever discharges the Tribe of any and all liabilities or obligations under the Tribe Obligations except as specifically set forth in this Section 7 below, and, except as so provided, agrees to look solely to the Authority for performance of all obligations of the Tribe under the Tribe Obligations. The Tribe hereby acknowledges and agrees that, notwithstanding the assumption by the Authority of the Tribe Obligations, the Tribe shall have certain continuing obligations under the Agreements as provided and incorporated by reference in the Tribal Agreement (such continuing obligations being referred to herein as the “Continuing Tribal Obligations”).

8.     Covenants and Representations of LKAR

a.	This Assignment Agreement constitutes the legal, valid and binding obligation of LKAR and is fully enforceable in accordance with its terms.

b.	Neither the execution or delivery of this Assignment Agreement nor fulfillment of or compliance with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, constitute a default under or, except as provided in the Agreements, result in the creation of any lien, charge or encumbrance upon any property or assets of LKAR under any agreement or instrument to which it is now a party or by which it is bound.

c.	The fulfillment of and compliance with the terms and provisions of the LKAR Obligations will not conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of LKAR under any agreement or instrument to which it is now a party or by which it is bound.

9.     Covenants and Representations of the Tribe and the Authority

a.	This Assignment Agreement constitutes the legal, valid and binding obligation of the Tribe and the Authority, and is fully enforceable in accordance with its terms.

b.	All Tribe Obligations constitute the legal, valid and binding obligations of the Authority, and are fully enforceable in accordance with their terms, and all Continuing Tribal Obligations shall also constitute the legal, valid and binding obligations of the Tribe, fully enforceable in accordance with their terms.

Assignment & Assumption Agreement
October 13, 2003 Amended Memorandum Agreement
04/20/07 execution version

c.	Neither the execution or delivery of this Assignment Agreement nor fulfillment of or compliance with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, constitute a default under or (except as contemplated by the Agreements, as assumed by the Authority in accordance with the provisions of this Assignment Agreement) result in the creation of any lien, charge or encumbrance upon any property or assets of the Tribe or the Authority under any agreement or instrument to which it is now a party or may in the future be bound.

d.	The fulfillment of and compliance with the terms and provisions of the Tribe Obligations will not conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, or (except as contemplated by the Agreements, as assumed by the Authority in accordance with the provisions of this Assignment Agreement) result in the creation of any lien, charge or encumbrance upon any property or assets of the Tribe or the Authority under any agreement or instrument to which either is now a party or by which either is bound.

e.	Pursuant to the Agreements as assumed by the Authority in accordance with the provisions of this Assignment Agreement, LKAR, subject to the filing of any financing statement required by the Uniform Commercial Code to be filed against the Authority to perfect any such security interest, has a perfected security interest (i) in all personal property subject to a security interest under such Agreements that, as a consequence of the Authority Activation, is now owned by the Authority, to the extent a security interest therein may be perfected by the filing of a financing statement under the Uniform Commercial Code, and (ii) in all such personal property hereafter acquired by the Authority, to the extent a security interest therein may be perfected by the filing of a financing statement under the Uniform Commercial Code.

10.     Further Assurances.  From time to time hereafter, LKAR, the Tribe and/or the Authority will execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents, and will take all such actions, as may reasonably be requested by the other party or parties, for the purpose of implementing or effectuating the provisions of this Assignment Agreement. Without limiting the generality of the foregoing, LKAR is hereby authorized to file one or more financing statements, and continuations thereof and amendments thereto, relative to the personal property in which a security interest has been granted pursuant to the Agreements, as assumed by the Authority in accordance with the provisions of this Assignment Agreement.

11.     Governing Law; Severability.  This Assignment Agreement shall be construed in accordance with the applicable laws of the State of California, without regard to its conflict of laws provisions, and applicable Tribe and federal laws. Wherever possible each provision of this Assignment Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Assignment Agreement shall be prohibited by, unenforceable or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, unenforceability or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Assignment Agreement.

Assignment & Assumption Agreement
October 13, 2003 Amended Memorandum Agreement
04/20/07 execution version

12.     Amendments, Assignments, Etc.  Any provision of this Assignment Agreement may be amended if, but only if, such amendment is in writing and is signed by each of the parties hereto. No modification shall be implied from course of conduct.

13.     Gender and Number; Counterparts.  Whenever the context so requires the masculine gender shall include the feminine and/or neuter and the singular number shall include the plural, and conversely in each case. This Assignment Agreement may be executed in separate counterparts and said counterparts shall be deemed to constitute one binding document.

14.     Notices.  LKAR agrees that any notice or demand upon it shall be deemed to be sufficiently given or served if it is in writing and is personally served or in lieu of personal service is mailed by first class certified mail, postage prepaid, or be overnight mail or courier service, addressed to LKAR at the address of LKAR and with copies as set forth in Section 10.3 of the 2003 Memorandum Agreement. Notice to the Tribe and the Authority shall be given as provided in Section 10.3 of the 2003 Memorandum Agreement. Any notice or demand so mailed shall be deemed received on the date of actual receipt, on the third business day following mailing as herein set forth or one day following delivery to a courier service, whichever first occurs.

15.     Arbitration; Limited Waiver of Sovereign Immunity.  Any disputes under this Assignment Agreement shall be subject to the dispute resolution procedures contained in Section 11.3 of the 2003 Memorandum Agreement and the limited waivers of sovereign immunity contained in each of Authority Resolution 2007-o1 and Tribal Resolution 2007-18 concerning approval of this Assignment Agreement

16.     Ratification of Obligations.  LKAR, the Tribe, and the Authority each ratify and confirm their respective obligations under the Agreements.

[Signature page follows]

Assignment & Assumption Agreement
October 13, 2003 Amended Memorandum Agreement
04/20/07 execution version

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed as of the day first above written.

SHINGLE SPRINGS BAND OF MIWOK INDIANS

By:	/S/ Richard H. Fonseca

Its Chairman

By:	/S/ Jessica Godsey

Its Secretary

SHINGLE SPRINGS TRIBAL GAMING AUTHORITY

By:	/S/ Richard Lawson

Its Management Board Chairman

By:	/S/ Beth Ann Bodi

Its Secretary

LAKES KAR-SHINGLE SPRINGS, LLC

By:	/S/ Timothy J. Cope

Timothy J. Cope
Its President

Assignment & Assumption Agreement
October 13, 2003 Amended Memorandum Agreement
04/20/07 execution version